Exhibit 32(b)

CERTIFICATION

     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Viseon, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert A. Wolf

Robert A. Wolf
Chief Financial
(Principal Financial Officer)
September 28, 2004